POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints Lowell L. Robertson and Malcolm Jozoff, and each of them severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report of The Dial Corporation for the fiscal year ended December 28, 1996, and any and all amendments thereto, and to file the same, with all exhibits, thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of the, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


\s\  Joy  A.  Amundson                                          March 14, 1997
     Joy  A.  Amundson

\s\  Herbert  M.  Baum                                          March 14, 1997
     Herbert  M.  Baum

\s\  Joe  T.  Ford                                              March 14, 1997
     Joe  T.  Ford

\s\  Thomas  L.  Gossage                                        March 14, 1997
     Thomas  L.  Gossage

\s\  Donald  E.  Guinn                                          March 14, 1997
     Donald  E.  Guinn

\s\  Michael  T.  Riordan                                       March 14, 1997
     Michael  T.  Riordan

\s\  Dennis  C.  Stanfill                                       March 14, 1997
     Dennis  C.  Stanfill

\s\  Barbara  S.  Thomas                                        March 14, 1997
     Barbara  S.  Thomas

                                                                March 14, 1997
     A.  Thomas  Young